Exhibit 5.1

VINSON & ELKINS L.L.P.

666 Fifth Avenue

New York, New York 10103

March 11, 2005

Penn Virginia Resource Partners, L.P.

Penn Virginia Resource GP, LLC

Three Radnor Corporate Center

100 Matsonford Road

Suite 230

Radnor, Pennsylvania 19087

Ladies and Gentlemen:

We have acted as counsel for Penn Virginia Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of (i) a registration statement on Form S-3 (Registration No. 333-106195) (the “Universal Shelf Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on June 25, 2003, related to the offering from time to time, of up to $300,000,000 of securities of, among others, the Partnership, including common units of the Partnership, and the prospectus contained in the Universal Shelf Registration Statement and (ii) a registration statement on Form S-3, as amended (Registration No. 333-106239) (the “Resale Registration Statement”), filed with the Commission pursuant to the Securities Act and declared effective by the Commission on August 1, 2003, relating to the offer and sale by a selling unitholder (the “Selling Unitholder”), from time to time, of up to an aggregate of 2,763,158 common units of the Partnership and the prospectus contained in the Resale Shelf Registration Statement (together with the prospectus contained in the Universal Shelf Registration Statement, the “Basic Prospectuses”). We have also participated in the preparation of the Prospectus Supplement dated March 10, 2005 (the “Prospectus Supplement”) to the Basic Prospectuses relating to the offering and sale of up to an aggregate of 3,852,500 common units (including 838,158 common units to be sold by the Selling Unitholder and up to 3,014,342 common units to be sold by the Partnership (collectively, the “Units”).

As the basis for the opinions hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.	The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

2.	The presently outstanding Units to be sold by the Selling Unitholder have been duly authorized and validly issued, and are fully paid and nonassessable.

3.	The Units to be sold by the Partnership have been duly authorized and, when issued and paid for as contemplated in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

A.	We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.

B.	We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

C.	In conducting our examination of documents executed by parties other than the Partnership and the General Partner, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

D.	This opinion is limited in all respects to federal laws, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.

We hereby consent to the references to our firm under the caption “Validity of the Securities” in the Prospectus Supplement and to the filing of this opinion as an Exhibit to the Universal Shelf Registration Statement and the Resale Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.